UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K amends the Current Report on Form 8-K of ICF International, Inc., filed with the Securities Exchange Commission (the “SEC”) on May 24, 2022 (the “Previous Current Report”), in which ICF International, Inc. (the “Company”) reported details related to its Investor Day, to be held on May 25, 2022. The Company is amending the Previous Current Report for sole purpose of amending Exhibit 99.1, to include an updated hyperlink address to register for the webcast. Item 7.01 of the Previous Current Report remains unchanged in all respects.

Item 7.01	Regulation FD Disclosure

On May 24, 2022, ICF International, Inc. (the “Company”) announced that its Investor Day will take place on Wednesday, May 25, 2022. Members of the Company’s leadership team will present and participate in panel discussions to provide further insight into its diversified portfolio and discuss the key growth catalysts in its government and commercial markets. A live audio webcast will begin at 2:30 p.m. (ET) on May 25, 2022. Instructions to participate in the webcast are contained in the press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is being furnished with this Current Report on Form 8-K/A:

Exhibit No.	Description

99.1	Updated Press Release dated May 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: May 24, 2022	By:	/s/ James E. Daniel
James E. Daniel Executive Vice President, General Counsel & Secretary